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Exhibit 5.1

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005

January 25, 2005

GFI Group Inc.
100 Wall Street
New York, NY 10005

Re: Rule 462(b) Registration Statement on Form S-1

Ladies and Gentlemen:

        We have examined the Rule 462(b) Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on January 25, 2005, as amended (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 831,852 additional shares of your common stock, par value $0.01 per share (the "Additional Shares"). The Registration Statement for the Additional Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (Registration No. 333-116517) filed with the Commission on June 16, 2004, as amended, which was declared effective by the Commission on January 25, 2005. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Additional Shares and have examined such records and documents and certificates of public officials and of your representatives as we have deemed necessary to form a basis for the opinions expressed herein.

        Based on the subject to the foregoing and subject also to the qualification set forth below, and having regard to legal considerations that we deem relevant, we are the opinion that (i) the Additional Shares to be sold by you, when duly authorized and issued and sold in the manner described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable, and (ii) the Additional Shares to be sold by the selling stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

        We express no opinion as to the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

Very truly yours,
ABP/AAP	/s/ Milbank, Tweed, Hadley & McCloy LLP

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  Exhibit 5.1